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                                                                   EXHIBIT 10-34

                 CONSENT TO ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS CONSENT TO ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Consent") is made and entered into this 31st day of January, 1995 by and among James G. Ronis Enterprises, Ltd, a partnership, and James G. Ronis, an individual (collectively referred to herein as "Assignor"), Deborah P. Miller, an individual, (referred to herein as, "Assignee"), and LOVE'S ENTERPRISES, INC., a California corporation (hereinafter referred to as "Love's").

                                R E C I T A L S:

         A. Assignor is the operator and franchisee of that certain Love's Wood Pit Barbecue Restaurant located at 13401 Harbor Boulevard, Garden Grove, California 92643, (hereinafter referred to as "Love's #1027"). Love's and Assignor entered into an Amended Franchise Agreement dated August 29, 1975 (which together with that certain Amendment to Amended Franchise Agreement dated as effective December 30, 1985 between Love's and Assignor will be referred to herein as the "Franchise Agreement") and a Sublease (the "Sublease") dated August 4, 1970 (collectively hereinafter referred to as the "Franchise Documents"). The Franchise Documents govern the terms of the Love's Wood Pit Barbecue Restaurant franchise granted to Assignor by Love's (referred to herein as the "Franchise").

         B. Assignor and Assignee have entered into that certain agreement entitled "Bulk and Liquor License Transfer Escrow Instructions" dated September 15, 1994 collectively issued by Benevest Escrow Company (the "Escrow Instructions"), which provide that the sale of the Franchise and Assignment from Assignor to Assignee will take place on the "close of escrow" as described in the Escrow Instructions. The date on which the "close of escrow" occurs under the Escrow Instructions will herein be referred to as the "Closing Date."

         C. Under the terms and conditions of the Franchise Documents, Assignor become obligated to pay to Love's certain sums, including but not limited to the following:

                 (a) A royalty in an amount as set forth in the Franchise Agreement;

                 (b) An advertising fee, when applicable, as set forth in the Franchise Agreement; and

                 (c) The amount of all sales taxes, use taxes and similar taxes imposed upon or required to be paid on account of goods and services furnished to Assignor by Love's.

                 (d) Weekly rental, taxes and obligations due under the Sublease for the Franchise location.
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         D.      In addition to the sums owing to Love's from Assignor under the Franchise Documents, Assignor may have become indebted to Love's for purchases made by Assignor from the Love's commissary, and for monies advanced by Love's, and for sums which Love's has paid or for which Love's has become obligated on behalf of Assignor. The sums due under the Franchise Agreement as provided in the Recitals above and all additional amounts owed by Assignor before the Closing Date, or by Assignee on or after the Closing Date, to Love's are collectively referred to as the "General Account".

         E. Under the Escrow Instructions, Assignor has agreed to assign to Assignee, which assignment Assignee has agreed to accept, all of Assignor's rights, title and interest in, and obligations and duties under, the Franchise Documents, the inventory of foodstuffs and paper good and any state or local business licenses, including liquor licenses, if any, which are applicable to the operation of Love's #1027.

         F. Assignor and Assignee each acknowledge the necessity of obtaining Love's consent to the assignment of the Franchise and Love's is willing to give such consent subject to the terms expressed in this Consent to Assignment. It is understood by all parties that this Agreement is a part of the Franchise Documents upon the effective date thereof.

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the foregoing and of mutual covenants contained herein and other valuable consideration, the parties hereby agree as follows:

         1. Consent to Assignment by Love'. Love's does hereby consent to the assignment of the Franchise on the condition that all of the terms and conditions of this Consent to Assignment are fully and faithfully satisfied and all obligations and duties of Assignor and/or Assignee to be performed hereunder are fully and timely performed or paid, as the case may be.

         2. Covenants and Warranties of Assignee. Assignee represents and covenants to Love's as follows:

                 (a) The Individual Assignee including Assignee's designated Love's #1027 General Manager under Section 6 below, or any successor(s), shall devote such of his or her time as is reasonably necessary for the efficient conduct of Love's #1027 and the performance of Assignee's obligations under the Franchise Documents, and shall not divorce him or herself from the active conduct of the operation of Love's #1027. So long as Assignee remains a franchisee under the Franchise Documents, the Assignee shall be entitled to engage in other business activities only so long as he or she does not compete with or unreasonably interfere with the conduct of the operation of Love's #1027.





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                 (b)      Assignee, as the franchisee under the Franchise
Documents, shall be obligated thereunder for the full and faithful performance by Assignee of all of Assignor's obligations under the Franchise Documents (including but not limited to the obligation to pay all General Account amounts applicable to the period on or after the Closing Date, together with all damages that may arise as a consequence of any default by Assignee under the Franchise Documents or any other documents executed or to be executed by or on behalf of Assignee), and any documents executed or to be executed by or on behalf of Assignee within the time and in accordance with the terms of said agreements, including without limitation, any amendments or modifications to the Franchise Documents. These obligations of Assignee shall be continuing obligations. Assignee agrees that any liability hereunder will not be affected in any manner whatsoever by reason of:

                 (i) The assertion or nonassertion by Love's against Assignee of any of Love's rights or remedies under the Franchise Agreement;

                 (ii) The waiver by Love's of any right or remedy against the Assignee;

                 (iii) The failure by Love's to enforce any of the provisions, covenants or conditions of the Franchise Documents; or

                 (iv) The granting by Love's of any indulgence or extension of time to the Assignee.

         The liability of the Assignee hereunder shall in no way be affected or diminished by reason of any extension of the Franchise Documents, any change in the terms of the Franchise Documents or the abandonment or surrender of the Franchise by Assignee. Assignee acknowledges and agrees that any and all other notices to the Assignee to which Assignee may be entitled in connection with this obligation or the Franchise Documents, or required by the Franchise Documents or by California law, shall be sufficient if addressed to Assignee at 23425 Park Colombo, Calabasas Park, California 91302 or to such other address Assignee may from time to time designate by appropriate written notice to Love's, including, but not limited to notice of default in payment of rent and other specified sums, as the same may be adjusted, or any other amounts contained or reserved in the Franchise Documents, and notice of nonperformance or breach of any of the provisions, covenants or conditions thereof. Assignee agrees that all liability hereunder shall remain and continue in full force and effect as to any amendment, modification, renewal or extension of the Franchise Documents.

                 (c) Assignee 80 long as it is the franchisee under the Franchise Documents, shall advise Love's to the address of the principal office of the Assignee; and shall notify Love's of any and all changes in the occurrence of any such change.





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         3.      Payment to Love's By Assignor.  As provided herein, as a
condition to the effectiveness of Love's consent to the assignment, Assignor shall pay to Love's through the escrow established by Assignor and Assignee:

                 (a) The sum of $500.00 as reimbursement for Love's costs and expenses incurred in connection with this Assignment. If processing aside from the normal procedure is required, then additional amounts for reimbursement over and above that fee will be paid by Assignor;

                 (b) A sum equal to the balance on the Closing Date of the General Account indebtedness, and all other amounts necessary to make Assignor current as of the Closing Date on all obligations under the Franchise Documents.

         4.      Obligations of Assignor.

                 (a) Assignor shall remain liable for all obligations to Love's arising under the Franchise Documents prior to the Closing Date.

                 (b) Within seventy-two (72) hours after said Closing Date, Assignor shall prepare and deliver to Love's the weekly summary report(s) (as required by the Franchise Agreement or by the custom, practice or policies of Love's and its franchisees) (the "Weekly Summary Report(s)") for the final week(s) of Assignor's operation of Love's #1027. Love's reserves the right to review and audit said Weekly Summary Report(s), and in the event any mounts are found due and owing pursuant to the Weekly Summary Report(s), Assignor guarantees to pay Love's any amounts due forthwith. While Assignee shall have no responsibility whatsoever regarding any monies that may be due Love' from Assignor prior to the Closing Date (Article 2, Paragraph b), Assignee and Assignor acknowledge Assignor's full payment of all amounts due under the General Account, if any, are a condition to the effectiveness of Love's consent to the assignment.

         5.      Assumption of Obligations by Assignee.

                 (a) Assignee agrees to assume all of the duties and obligations of Assignor under the Franchise Documents and shall be entitled to all of Assignor's rights, title and interest in and to the Love's #1027 and the Franchise Documents.

                 (b) Any default by Assignee hereunder shall constitute a default under the Franchise Agreement.

         6. Training. Love's hereby waives Individual Assignee training requirements, inasmuch as AssIgnee's designated General Manager, Patrick Kolanoski, has completed training at Love's #1027 supervised by Assignor. After considerable oral testing by Love's, Love's is satisfied that Patrick Rolanoski's knowledge and abilities are sufficient to competently manage a Love's Wood Pit





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Barbecue Restaurant.  Should circumstances arise wherein Assignee's designated
Love's #1027 General Manager referenced herein shall be replaced by another person or persons as the individual or individuals responsible for the day-to-day operation of Love's #1027, Love's reserves at all times the right to approve such person or persons, including Assignee, which approval shall not be unreasonably withheld; provided, however that the Assignee shall be liable to Love's for all reasonable costs and expenses incurred in connection therewith, including the reasonable costs of approving, testing and training such person(s), should Love's deem such testing and/or training by Loves be necessary.

         7. Effective Date of Assignment. Upon the full satisfaction of each and every condition of this Consent to Assignment including, but not limited to the performance of each of Assignor's and Assignee's obligations as set forth in this Consent to Assignment, Love's consent to this Assignment of Love's #1027 shall be deemed to be effective.

         8.      Release of Love's and Assignor.

                 (a) Except as provided herein, Assignor does hereby release, discharge and acquit Love's and all officers, agents, employees and representative of Love's and each of them, and Love's does hereby release and discharge Assignor and all officers, agents, employees and representatives of Assignor and each of them, of ad from any and all claims, demands, sums of money, actions, rights, causes of action, obligations and including, but not limited to, any antitrust actions or claims or any matters arising out of the Franchise Documents or in any manner connected therewith or any one of them with respect to Love' #1027.

                 (b)      Assignor and Love's hereby waive the provisions of
Section 1542 of the California Civil Code which provides as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         9. Indemnification of Love's by Assignor. Love's hall not be responsible in any manner for the debts or obligations owed by Assignor to any third party, including without limitation, vendors or taxing agencies. Assignor agree to indemnify and hold Love's harmless for all amounts incurred by Love's (including but not limited to attorneys fees) as a result of claims made against Love's for any debts or obligations owed by Assignor to any such third parties. Love's shall have the right but not the obligation to pay any debts or obligations owed by Assignor to any third party, including vendors or taxing agencies and charge Assignor therefor. Notwithstanding the Release contained herein, Assignor shall not be released from its obligation to reimburse Love's for





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payment of said debts or obligations which Love's is reasonably required to pay.

         10. Security Interest. Assignor, Assignee and Love's each acknowledge that the success of the restaurant business being transferred hereunder will depend in large measure on the personal qualities of the individual owning and operating the same, that the success of such restaurant will affect the success of other Love's restaurants and that involvement of the restaurant in legal proceedings with respect to its ownership would, in all probability, have an adverse effect on the restaurant's success. For these and other reasons, Assignor, Assignee and Love's have agreed that there shall not at any time exist (other than with Love's Enterprises, Inc.) any security interest, lien, mortgage, right of re-entry or possession or encumbrance with respect to the Franchise, or any interest in the Franchise created by Assignor and/or Assignee (such interest being generally referred to herein as "Security Interests").

         "The aforesaid restriction regarding Security Interests applies only to security interests purporting to encumber the franchise agreement and does not limit the Assignee's right to create security interests in the physical assets of the business such as the furniture, fixtures, equipment and inventory. Nothing contained in this consent or in the Franchise Documents is intended to limit the rights of Assignee's heirs, legatees he Franchise and/or beneficiaries to inherit Assignee's rights under the Franchise Documents, with or without probate proceedings, in the event of Assignee's death prior to the expiration of the term thereof."

Love's consent to this sale is conditioned on the present nd continued nonexistence of any such Security Interests (except as noted above). Any attempt to create or enforce such claimed Security Interest shall, at Love's election, terminate all rights of Assignee under the Franchise Agreement.

         11. Extended Term of Franchise Agreement. Love's, Assignor and Assignee jointly and severally acknowledge the Franchise Documents identified in this Consent can expire at 12:01 A.M. on December 22, 1995. The Franchise Docents contain certain provisions (Amended Franchise Agreement, Article II) to extend the term of same for an additional five (5) year period. Love's desires to provide additional options to extend the franchise term and Assignee desires to receive additional options to extend the franchise term. Assignee has signed a new fie (5) year Master Lease, dated August 1, 1995 (hereinafter referred to as "New Lease") for the demised premises to be effective at 12:01 A.M. on December 22, 1995 with two (2) additional five (5) year extension options (a copy of which is attached to this document).

NOW THEREFORE, Love's and Assignee, in consideration of the foregoing and of mutual covenants contained herein and other valuable consideration, the parties hereby agree as follows:





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         (a)     Love's will not exercise its option to extend the existing
Mater Lease for the demised premises for an additional five (5) year term, and will allow that certain sublease to expire on December 21, 1995.

         (b) Love's hereby extends that certain Franchise Agreement to December 21, 2000. In addition, Franchisee (Assignee) shall have two (2) five year options to further extend the term of the Franchise Agreement, subject to the following:

                 (1) If, in the good faith judgement of the Franchisor (Love's), Franchisee has operated the franchised restaurant in an efficient manner at all times and is not in default under the Franchise Agreement during the respective prior term, an extension of the term may be exercised by Assignee by giving notice to Love's. Any notice to exercise an existing option to extend the term of the Franchise Agreement must be in writing and received by Love's no less than one hundred eighty (180) days prior to the expiration of the then current term of the Franchise Agreement. Love's shall notify Franchisee of its approval or disapproval thereof not later than one hundred twenty (120) days prior to the expiration of the then current term of the Franchise Agreement. Said decision as whether to approve or disapprove an extension option to Franchisee shall be solely Love's, however, such approval shall not be unreasonably withheld. In no case shall any extension go beyond December 21, 2010 and Love's has no obligation to grant any further extension of said franchise.

                 (2) It is expressly understood and agreed by the parties that should the New Lease terminate for any reason at any earlier time than December 21, 2010, the Franchise Agreement shall also terminate coterminous with the lease. In the event the Franchisee desires a Love's franchise relating to the Love's Restaurant described in the Recitals section of this Consent, (paragraph A) after earlier termination as described above or after December 21, 2010, Franchisee shall agree to enter into a new franchise agreement so as to require payment of franchise fees, royalties, rents if any and other charges in accordance with rates then prevailing for new Love's franchisees. It is further understood and agreed by the parties hereto that if a new Love's franchise is not executed immediately concurrent with the termination of the Franchise Agreement, Franchisee shall relinquish all rights provided in said Franchise Agreement.

                 (3) In consideration of Love's extending the Franchise Agreement to December 21, 2000, Assignee (Franchisee) hereby agrees, effective with the execution of this Consent and to December 21, 2000 and any extensions of the Franchise Agreement thereafter, to at all times "support" Love's in any matters concerning an advertising cooperative for Love's Restaurants in the Greater Los Angeles Area of Dominate Influence (ADI), namely all Love's Restaurants located in the counties of Los Angeles, Orange, San Bernardino, Riverside and Ventura. The word "support" as used herein shall explicitly be defined as the franchisee casting the





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identical vote as cast by Love's Company Operated Restaurants at any and all times Love's is permitted to cat a vote regarding an advertising cooperative, or formation thereof, in the Greater Los Angeles ADI of Love's Restaurants. Franchisee shall sign a notarized irrevocable proxy docent authorizing Love's to cast franchisee's vote in the event Franchisee is personally unable to cast such advertising cooperative vote. Subject proxy docent will be held by Love's for use by Love's at Love's sole discretion. Said "Support" and "Proxy Document" provisions shall apply to Love's Greater Los Angeles ADI cooperative advertising matters only, and only when Love's Company Operated Restaurants have the right to cast a vote. All advertising provisions contained in the Franchise Documents, with the exception of the herein described "support" voting requirements, remain unchanged and shall remain in full force and effect.

                 (4) Should Franchisee exercise any available option to extend the Franchise Agreement available under this Consent, Franchisee agrees and understands that, in consideration of Love's approving such extension,
Article IV of the Amended Franchise Agreement, as amended by that certain Amendment to Franchise Agreement effective December 30, 1985, will automatically change the royalty of 3.6% contained therein with a royalty of 5.0% effective December 22, 2000.

         12. Attorneys' Fees. If any party hereto incurs legal fees, whether or not an action is instituted, to enforce the terms of this Consent or to recover damages or injunctive relief for breach of this Consent, it is agreed that the prevailing party shall be entitled to reasonable attorneys' fees, expert witness fees and other costs in addition to any other relief to which it or they may be entitled.

         13. Governing Law. This Consent is made and shall be construed in accordance with the law of the State of California.

         14. Jurisdiction and Venue. Each party consents to the jurisdiction and venue of the Superior Court for the County of Orange, State of California (or the Superior Court for such other county in the State of California, as is consistent with California law) for any action arising from or in connection with the interpretation or enforcement of this Consent.

         15. Headings. Paragraph and subparagraph headings used in this Consent are for reference and convenience purposes only and shall not affect the meaning and interpretation of this Consent.

         16. Waiver. Waiver by any party of any breach or his failure to exercise any right under this Consent shall not be deemed a waiver of any subsequent breach or right. The failure of any party to take action at the earliest possible time to redress any such breach or to exercise any such right shall not deprive such party of the right to take action at any subsequent time, while such breach or condition giving rise to such right continue.





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         17.     Severability.  If any provision of this Consent shall be held invalid, such invalidity shall not affect the other provisions hereof, and to this extent, the provisions of this Consent are intended to be and shall be deemed severable.

          IN WITNESS WHEREOF, the parties have executed this Consent as of the day and year first above written.

ASSIGNOR:                                JAMES G. RONIS ENTERPRISES, LTD
                                         A Partnership


                                         By:/s/
                                              James G. Ronis, Managing Partner

                                              /s/
                                              James G. Ronis, an individual


ASSIGNEE:                                DEBORAH P. MILLER


                                         By:/s/
                                              Deborah P. Miller, An Individual


LOVE'S:                                  LOVE'S ENTERPRISES, INC.
                                         a California corporation


                                         By:/s/
                                              Harry Shuster, President/CEO





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